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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                      FORM 8-K

                                   CURRENT REPORT

       Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported) July 24, 1998

                        VISTA Information Solutions, Inc.
              (Exact name of registrant as specified in charter)


            Delaware                     0-20312               41-1293754
 (State or other jurisdiction   (Commission File Number)  (IRS Employer
 of incorporation)                                        Identification No.)

5060 Shoreham Place, #300, San Diego, CA                            92122
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code (619) 450-6100

                              Not applicable
     (Former name or former address, if changed since last report)



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ITEM 2.        Acquisition Or Disposition Of Assets

               On July 24, 1998, VISTA Information Solutions, Inc. ("Vista") entered into two separate Stock Purchase Agreements providing in the aggregate for the immediate acquisition (the "Initial Closing") of 80% of the issued and outstanding shares of E/Risk Information Services ("E/Risk"), and the acquisition no later than March 1, 2000 of the remaining 20% of the shares of E/Risk. Vista acquired the shares of E/Risk from Eric O.
Freeberg, Stuart Solomon, Eben Calder and Bradley G. Mathews (collectively, the "Shareholders"). In exchange for the shares of E/Risk purchased at the Initial Closing, Vista paid $1,100,000 in cash and issued an aggregate of 842,858 shares of Vista Common Stock (having a value of $7,138,000 based on the measurement period shortly before the closing) to the Shareholders. The purchase price for the remaining 20% of the shares of E/Risk will be 1.6 times the earnings of E/Risk before interest, taxes, depreciation and amortization during the calendar year 1999 or, in the event the closing of that purchase is accelerated, for the six full calendar months preceding the event causing the acceleration of the purchase. The purchase price for the remaining 20% of the shares of E/Risk will be paid in shares of Vista Common Stock, with the number of such shares delivered being based upon the market prices of Vista Common Stock over a measurement period shortly before the closing of that purchase. An aggregate of 133,904 shares of Common Stock otherwise deliverable at the Initial Closing have been deposited in an escrow to satisfy any claims for indemnification Vista may have during the 180 days following the Initial Closing. In addition, for a cash payment of $253,634.96 at the Initial Closing Vista acquired from Eric Freeberg a Promissory Note with outstanding principal and accrued interest of $253,634.96, representing an obligation owed to Mr. Freeberg by E/Risk. At the Initial Closing, Vista also issued an aggregate of 49,830 shares to the financial advisor of E/Risk in satisfaction of the amounts owed by E/Risk to such advisor at the Initial Closing.

               The amount of the consideration paid for the shares of E/Risk and the Promissory Note was based upon arms length negotiation between Vista and the respective Shareholders. The funds used for the acquisition were obtained through credit facilities provided to Vista by Silicon Valley Bank.

ITEM 7.        Financial Statements And Exhibits

                    (a)  Financial statements of business acquired.
                         To be filed by amendment within 60 days of this report.

                    (b)  Pro forma financial information.
                         To be filed by amendment within 60 days of this report.

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                    (c)  Exhibits.


Exhibit                  Description

Exhibit 2.1 Stock Purchase Agreement entered into as of July 24, 1998 by and among Vista Information Solutions, E/Risk Information Services, Stuart Solomon, Eben Calder and Bradley Mathews. Schedules and similar attachments to this Exhibit have not been filed; upon request, Vista will furnish supplementally to the Commission a copy of any omitted schedule.


Exhibit 2.2 Stock Purchase Agreement of July 24, 1998 by and between Vista Information Solutions and Eric Freeberg. Schedules and similar attachments to this Exhibit have not been filed; upon request, Vista will furnish supplementally to the Commission a copy of any omitted schedule.


                                     SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VISTA INFORMATION SOLUTIONS, INC.


Date: August 7, 1998                   By:  /s/ E. S. Hamilton
                                            ------------------------------
                                            E. S. Hamilton
                                             Chief Financial Officer



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                                 INDEX OF EXHIBITS


Exhibit                   Description

Exhibit 2.1 Stock Purchase Agreement entered into as of July 24, 1998 by and among Vista Information Solutions, E/Risk Information Services, Stuart Solomon, Eben Calder and Bradley Mathews. Schedules and similar attachments to this Exhibit have not been filed; upon request, Vista will furnish supplementally to the Commission a copy of any omitted schedule.


Exhibit 2.2 Stock Purchase Agreement of July 24, 1998 by and between Vista Information Solutions and Eric Freeberg. Schedules and similar attachments to this Exhibit have not been filed; upon request, Vista will furnish supplementally to the Commission a copy of any omitted schedule.





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